UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 16, 2024

(Date of earliest event reported)

NovAccess Global Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8584 E. Washington Street, No. 127, Chagrin Falls, Ohio 44023
(Address of principal executive offices) (Zip Code)

213-642-9268

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

NovAccess Global Inc. (“NovAccess,” the “company,” “we” or “us”) previously issued to 1800 Diagonal Lending LLC four convertible promissory notes on April 11, April 28, June 20, and August 17, 2023 (collectively, the “Notes”). Pursuant to the Notes, 1800 Diagonal loaned NovAccess $243,770 in the aggregate. Each of the Notes has a provision that requires us to make all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934. We have not filed the company’s annual report for fiscal 2023 and are in default of this provision of the Notes. The Notes provide that if there is a default, 1800 Diagonal may accelerate the due date of the loans and require immediate payment of amounts outstanding under the Notes, multiplied by 150% as a penalty. On January 16, 2024, 1800 Diagonal notified us of the default and demanded payment in full of the Notes in the amount of $276,000 (150% of the $184,000 currently outstanding under the Notes).

We do not have the funds required to repay the Notes. If we do not make the payment, 1800 Diagonal will have the right to convert the amounts outstanding into shares of our common stock at a significant discount to the market price, in additional to other rights and remedies under the Notes. On December 29, 2023, to fund our long-term financial needs and repay debt, we entered into a securities purchase agreement with Sumner Global LLC, an affiliate of Sumner Investment Group Inc., pursuant to which Sumner agreed to purchase 33.0 million newly issued shares of our unregistered common stock for $0.11 a share, or $3.63 million in total, and to loan us $7.05 million. However, the Sumner transaction has not yet closed and will not close in time for us to repay 1800 Diagonal on a timely basis. For more information about the Sumner transaction, which is contingent on Sumner’s financing, please see our December 29, 2023 Current Report on Form 8-K filed with the Securities and Exchange Commission.

We did not have the necessary funds to commence the audit of our financial statements for 2023, and as a result we were unable to timely file our annual report. On December 29, 2023, AJB Capital Investments, LLC loaned us the funds required to commence the audit and we plan to file the 2023 annual report by February 15, 2024. We currently owe AJB approximately $1.8 million which is past due.

We do not have the funds necessary for continued operations or to repay our currently due debt. We cannot guarantee that we will be able to repay 1800 Diagonal, complete the Sumner transaction, or file our 2023 annual report and make other required filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NovAccess Global Inc.

Dated: January 22, 2024	/s/ Dwain K. Irvin
By Dwain K. Irvin, Chief Executive Officer